Exhibit 99.1

To the stockholders of Applied Digital Solutions, Inc. and Digital Angel Corporation:

On or about October 5, 2007, we mailed to you a joint proxy statement/prospectus dated October 5, 2007 relating to, among other items, the proposed merger involving Applied Digital and Digital Angel. This supplement provides additional information regarding the status of the proposed merger.

Results of Digital Angel Special and Annual Meeting

On November 27, 2007, Digital Angel held its Special and Annual Meeting of Stockholders where stockholders approved all proposals, except one approval standard was not met in connection with the approval and adoption of the agreement and plan of reorganization, which we refer to as the merger agreement, dated as of August 8, 2007, among Digital Angel, Applied Digital and Digital Angel Acquisition Corp., a wholly-owned subsidiary of Applied Digital. The merger proposal was approved by a majority of those shares that were actually voted, a majority of shares outstanding, and a majority of shares not held by Applied Digital or its affiliates that were voted, but insufficient votes were cast to approve the proposal by a majority of outstanding shares not held by Applied Digital or its affiliates. In other words, of the shares that are not owned by Applied Digital or its affiliates, stockholders that cast votes, voted a majority of those shares in favor of the proposal, but many stockholders simply did not vote. As of the Special and Annual Meeting, 90.65% of the shares voted were cast in favor of the proposal. That equated to holders of approximately 69% of the outstanding shares of Digital Angel common stock not held by Applied Digital and its affiliates voting to approve and adopt the merger agreement. In addition, approximately 66% of the votes cast by holders of common stock other than Applied Digital and its affiliates had voted to approve and adopt the merger agreement.

On December 4, 2007, after careful consideration, the boards of directors of Applied Digital and Digital Angel, based on the recommendation of the special committees of independent directors of Applied Digital and Digital Angel, agreed to amend the merger agreement to modify the Digital Angel vote requirement. The amendment to the merger agreement has been filed as an exhibit to the respective Form 8-K filed by Applied Digital and Digital Angel on December 4, 2007. The amendment provides that the unaffiliated vote required to approve and adopt the merger agreement is the affirmative vote of a majority of the votes cast at the Special and Annual Meeting by holders of Digital Angel common stock, other than Applied Digital and its affiliates, rather than holders of a majority of the outstanding shares not held by Applied Digital and its affiliates. As a result, in order to complete the merger, the holders of a majority of the outstanding shares of Digital Angel common stock and the holders of a majority of the votes cast by holders other than Applied Digital and its affiliates must approve and adopt the merger agreement. Since Applied Digital owned as of the record date 55.6% of the outstanding shares of common stock of Digital Angel, the first vote requirement, which meets the legal requirements of the state of Delaware, has been met.

The respective boards of directors continue to believe that in order to complete the merger, it is necessary that the holders other than Applied Digital and its affiliates approve and adopt the merger agreement. However, both boards of directors have recognized the practical difficulties in reaching the higher vote threshold in light of the fact that most of the Digital Angel shares are held by stockholders through broker-dealers (i.e., are held in street name) and, as a consequence, it is difficult to obtain the vote of these stockholders on the merger proposal. Accordingly, the respective boards of directors believe, based on the recommendation of the respective special committees, that modification to the Digital Angel minority vote requirement is appropriate. By requiring a majority of the votes cast, rather than a majority of the votes outstanding, the boards of directors believe it is more likely that the merger will be completed, which they believe is in the best interests of their respective stockholders.

At the Special and Annual Meeting of Stockholders, Digital Angel adjourned the meeting to give stockholders additional time to consider the proposal to approve and adopt the merger agreement to 10:00 a.m., Eastern Standard Time, on December 7, 2007 at Digital Angel’s offices at 1690 S. Congress Avenue, Delray Beach, Florida.  However, in order to give stockholders additional time to consider the amendment to the merger agreement, Digital Angel intends to hold the December 7, 2007 for the sole purpose of adjourning the meeting. The reconvened meeting will be held at 10:00 a.m., Eastern Standard Time, on December 21, 2007 at the Renaissance Boca Raton Hotel, 2000 N.W. 19th Street, Boca Raton, Florida, to consider the proposal to approve and adopt the merger agreement, as amended. The record date for stockholders entitled to vote at the reconvened meeting remains September 28, 2007.

Results of Applied Digital Special Meeting

On November 27, 2007, Applied Digital held its Special Meeting of Stockholders where stockholders approved all proposals except for the proposal to approve and adopt an amendment to Applied Digital’s certificate of incorporation to increase the total number of authorized shares of Applied Digital capital stock from 130 million shares, of which 125 million shares are common stock, to 170 million shares, of which 165 million shares will be common stock. This proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote at the Special Meeting. For this purpose, the Special Meeting will be reconvened at 9:00 a.m., Eastern Standard Time, on December 21, 2007 at the Renaissance Boca Raton Hotel, 2000 N.W. 19th Street, Boca Raton, Florida. The record date for stockholders entitled to vote at the reconvened meeting remains September 28, 2007.

As disclosed in the joint proxy statement/prospectus, Applied Digital stockholders were being asked to approve and adopt an amendment to Applied Digital’s certificate of incorporation to increase the number of authorized shares of Applied Digital capital stock from 130 million shares, of which 125 million shares are common stock, to 170 million shares, of which 165 million shares will be common stock in order to effectuate the merger. Applied Digital’s and Digital Angel’s respective officers and directors have signed lock-up agreements prohibiting the exercise of any options held by them until the earlier of (i) filing of the amendment to the Applied Digital certificate of incorporation with the Delaware Secretary of State, (ii) Applied Digital having a sufficient number of authorized shares of common stock available for issuance, and (iii) with respect to Digital Angel’s officers and directors, termination of the merger between Digital Angel and Applied Digital. As of December 4, 2007 and with the lock-up agreements described above, Applied Digital had a sufficient number of shares of common stock authorized to complete the merger. Thus, while Applied Digital stockholders are still being asked to approve this proposal, the additional shares will be used for general corporate purposes, rather than in connection with effecting the merger.

The additional shares of capital stock to be authorized would be available to Applied Digital for issuance upon the exercise of stock options and for stock dividends and/or stock splits should the board of directors decide that it would be desirable, in light of market conditions then prevailing, to broaden the ownership of, and to enhance the market for, the shares of Applied Digital capital stock. Additional shares of the capital stock would also provide needed flexibility for future financial and capital requirements so that proper advantage could be taken of market conditions and possible business acquisitions. The additional shares would be available for issuance for these and other purposes, subject to the laws of the state of Delaware and the rules of the Nasdaq Capital Market, at the discretion of the Applied Digital board of directors without, in most cases, the delays and expenses attendant to obtaining further stockholder approval.

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The boards of directors continue to believe that this merger is fair to and in the best interests of the stockholders of Applied Digital and Digital Angel. If Digital Angel stockholders approve and adopt the merger agreement, as amended, the boards of directors anticipate that the merger will be completed on or around December 28, 2007.

At the reconvened meetings, Digital Angel stockholders are voting only on the proposal to approve and adopt the merger agreement and Applied Digital stockholders are voting only on the proposal to approve and adopt an amendment to Applied Digital’s certificate of incorporation. If you have already delivered a properly executed proxy and do not wish to change your vote, there is no need to take any additional action. We have enclosed a duplicate proxy that may be used if you wish to change your vote or, if a proxy has not previously been returned, to vote for the first time. Please note that if you wish to vote by telephone or internet, you must vote by 11:59 p.m. Eastern Standard Time on December 20, 2007. You have the right to revoke your proxy any time prior to voting at the applicable reconvened meeting.

If you have any questions about the merger or how to submit or revoke your proxy, or if you need additional copies of the joint proxy statement/prospectus, proxy cards or voting instructions, please contact:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Telephone: (800) 967-7635

This supplement to the joint proxy statement/prospectus is first being mailed to Applied Digital and Digital Angel stockholders on or about December 6, 2007.

This prospectus supplement is dated December 6, 2007.

Information contained in this supplement may contain forward-looking statements, including, for example, statements about the benefits and timing of the completion of the merger, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Applied Digital’s and/or Digital Angel’s beliefs regarding future performance, which is inherently uncertain. There are a variety of factors, many of which are beyond Applied Digital’s and Digital Angel’s control, which affect operations, performance, business strategy and results and could cause actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statement. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (2) the inability to complete the merger due to the failure to obtain the requisite stockholder approval or the failure to satisfy other conditions to the merger; (3) those factors set forth in the joint proxy statement/prospectus and in Applied Digital’s and Digital Angel’s respective Form 10-K, Form 10-Q and other filings with the SEC; and (4) the risk that expected synergies and benefits of the merger will not be realized within the expected time frame or at all. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Applied Digital’s and Digital Angel’s ability to control or predict. Applied Digital and Digital Angel undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.